COMPENSATION AGREEMENT FOR SERVICES



         Agreement made as of the 6th day of January, 2006 by and between Sew Cal Logo, Inc. (SCI), a Nevada corporation with its principal place of business at 207 West 138th Street, Los Angeles, California 90061 and PYC Corporation ("PYC") with offices at 77 E. Missouri Avenue, #71, Phoenix, Arizona 85012 pursuant to Rule 701(c) under the Securities Act of 1933, as amended (the "Act").

      1. SCI hereby retains PYC as a consultant to perform certain services for SCI (services) including but not limited to the following:

            (a) On a continuing basis a review of SCI's plans for compliance with state and federal securities laws, rules and regulations of the Securities and Exchange Commission and rules of the NASD relating to stock issuance and transfer matters.

            (b) Analyze present and future growth scenarios for SCI consistent with its present and proposed requirements.

            (c) Assist in strategic planning and identifying potential employees, acquisitions and strategic alliances.

            (d) Help formulate an acquisition strategy, seek out and identify private companies as proposed acquisition candidates and assist with respect to due diligence.

            (e) Assist in the selection of professionals to be retained by SCI and review the operations of such professionals

            (f) Identify candidates for the Board of Directors.

      2. SCI and PYC agree that none of the services to be rendered by PYC for which he is to be compensated pursuant to this agreement (which shall be deemed a "written compensation agreement" under Rule 701(c) under the Act) or will be in connection with the offer or sale of securities in a capital raising transaction and will not directly or indirectly promote or maintain a market for SCI's common stock.

      3. PYC shall devote his best efforts to rendering the above services to SCI and will make himself available to SCI on a regular and continuing basis. It is anticipated that PYC will devote approximately 15 hours per month to rendering the services set forth above. PYC agrees to bear his own travel and incidental expenses incurred in rendering services to SCI. PYC's obligation to render services to SCI under this agreement shall terminate one year from the date of this agreement.


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      4. In consideration for the services set forth above SCI will issue to
Philip Young, an individual, an aggregate of 50,000 shares of SCI common stock (Shares) which shall be valued at $0.10 per share. PYC has agreed to accept such Shares in full payment for the services set forth above regardless of the fact that the value of the services may substantially exceed the value of the Shares. PYC further acknowledges that he has been informed that the tangible book value per Share may be substantially less than $ 0.10 per share. SCI has made these calculations as of the date referred to above and in accordance with Rule 701(d)(3).

      5. SCI represents that it will not exceed the limitations on aggregate sales price for amount of securities sold in reliance on Rule 701 as those limitations are set forth in Rule 701(d).

      6. The certificate representing the Shares will not bear a restrictive legend nor will a stop order will be placed against the Shares. However, PYC understands that the Shares are deemed to be restricted securities and he agrees to resell them only in accordance with Rule 701(g) or another exemption from registration under the Act.

      7. The Shares will be considered paid for and earned by PYC upon execution of this agreement.

      Agreed to on the date set forth above by and between the signatories below.


                                            "SCI"

                                            SEW CAL LOGO, INC.


                                            By: s/s Richard Songer
                                                    RICHARD SONGER, President


                                            "PYC"

                                            PYC CORPORATION


                                            By: s/s Philip Young
                                                    PHILIP YOUNG, President


                                            s/s Philip Young
                                            PHILIP YOUNG



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